                                 AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of December 30, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to change the name of AIM International Emerging Growth Fund to AIM International Small Company Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:


                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES


NAME OF FUND                                         EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                         ------------------------------------
AIM Balanced Fund                                                June 1, 2000

AIM Basic Balanced Fund                                       September 28, 2001

AIM European Small Company Fund                                 August 30, 2000

AIM Global Value Fund                                          December 27, 2000

AIM International Small Company Fund                            August 30, 2000

AIM Mid Cap Basic Value Fund                                   December 27, 2001

AIM Premier Equity Fund                                          June 1, 2000

AIM Select Equity Fund                                           June 1, 2000

AIM Small Cap Equity Fund                                       August 30, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                                AIM BALANCED FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
First $150 million ..........................................              0.75%
Over $150 million ...........................................              0.50%

                             AIM BASIC BALANCED FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
First $1 billion ............................................              0.65%
Next $4 billion .............................................              0.60%
Over $5 billion .............................................              0.55%

                         AIM EUROPEAN SMALL COMPANY FUND
                      AIM INTERNATIONAL SMALL COMPANY FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
All Assets .................................................               0.95%

                              AIM GLOBAL VALUE FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
First $1 billion ............................................              0.85%
Over $1 billion .............................................              0.80%

                          AIM MID CAP BASIC VALUE FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
First $1 billion ............................................              0.80%
Next $4 billion .............................................              0.75%
Over $5 billion .............................................              0.70%


                             AIM PREMIER EQUITY FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
First $150 million ..........................................              0.80%
Over $150 million ...........................................             0.625%


                             AIM SELECT EQUITY FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
First $150 million ..........................................              0.80%
Over $150 million ...........................................             0.625%

                            AIM SMALL CAP EQUITY FUND

NET ASSETS                                                              ANNUAL RATE
----------                                                              -----------
All Assets ..................................................             0.85%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                                AIM FUNDS GROUP


Attest: /s/ JOHN H. LIVELY                      By: /s/ ROBERT H. GRAHAM
        ---------------------------------           ----------------------------
        John H. Lively                              Robert H. Graham
        Assistant Secretary                         President


(SEAL)

                                                A I M ADVISORS, INC.


Attest: /s/ JOHN H. LIVELY                      By: /s/ MARK H. WILLIAMSON
        ---------------------------------           ----------------------------
        John H. Lively                              Mark H. Williamson
        Assistant Secretary                         President


(SEAL)